UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

RespireRx Pharmaceuticals Inc. (the “Company”) has received a copy of the Final Progress Report (the “Project Report”) with respect to the project titled “Cannabimimetic treatment of obstructive sleep apnea: A proof of concept trial” (the “Project”), grant number 5UM1HL112856. The Company received this Project Report from the National Heart, Lung and Blood Institute of the National Institutes of Health in response to a Freedom of Information Act (“FOIA”) request. A copy of the Project Report is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As part of this Project, the University of Illinois and three other centers conducted a six week, placebo-controlled Phase 2B clinical trial investigating the effects of dronabinol in patients with obstructive sleep apnea (the “Clinical Trial”). The Company has licensed from the University of Illinois certain patent rights pertaining to the use of cannabinoids, including dronabinol, for the treatment of sleep-related breathing disorders such as obstructive sleep apnea. The Company did not manage or fund this Clinical Trial; this Clinical Trial was fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health and is being managed by University of Illinois researchers.

The Project Report describes preliminary data from three groups of patients who received either of two doses of dronabinol (2.5 or 10 mg) or placebo. The identities of the groups described in the Project Report remain blinded, but the Project Report indicates that significant group differences were observed in three of four primary outcome measures, including the Apnea-Hypopnea Index (AHI) and Epworth Sleepiness Scale (ESS). Unblinding of the group identities is expected to occur when the investigators have completed all planned primary and secondary analyses. The investigators have indicated that they “anticipate submitting an abstract detailing at least the top-line findings in December 2016, for presentation at the Sleep 2017 international conference of the Associated Professional Sleep Societies.” The investigators also stated they anticipate that they “will submit a peer-review manuscript detailing these findings in the Winter of 2017.”

The Company is not involved in the management of the Clinical Trial and takes no position on the information contained in the Project Report. The Company is providing the Project Report, which is publicly available, to update investors and shareholders with respect to the information available on the Clinical Trial, which the Company has discussed in its periodic filings with the Securities and Exchange Commission, including its most recently filed Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ James S. Manuso
James S. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Final Progress Report, Grant Number 5UM1HL112856